Exhibit 99.1

Barnes & Noble Reports Fiscal 2011 Third Quarter Financial Results

Barnes & Noble.com Comparable Sales Increase 64%

Barnes & Noble Comparable Store Sales Increase 7.3%

Earnings per Share In-Line with Guidance

NEW YORK--(BUSINESS WIRE)--February 22, 2011--Barnes & Noble, Inc. (NYSE: BKS), the world’s largest bookseller, today reported financial results for its fiscal 2011 third quarter ended January 29, 2011.

THIRD QUARTER RESULTS

Total sales for the third quarter were $2.3 billion, a 7% increase compared to the prior year period. Barnes & Noble.com comparable sales increased 64% as compared to a year ago. Barnes & Noble comparable store sales increased 7.3%, exceeding the company’s forecast for an increase of 5% to 7%. Online and bookstore sales benefited from strong consumer demand for NOOK™ products and related accessories as well as the company’s expanded Toys & Games selection.

Barnes & Noble College Booksellers (“College”) comparable store sales decreased 2.2% as compared to the prior year period. The back-to-school College rush season was impacted by the inclement weather that affected many campuses throughout the country and extended the rush season from January into February, after the close of the company's third fiscal quarter. Factoring in the two additional weeks that contributed to this year’s rush season following the quarter's end, comparable store sales decreased 1.3%, in-line with comparable sales guidance of flat to a decrease of 2%.

For the third quarter, the company reported earnings before interest, taxes, depreciation and amortization (EBITDA) of $170.1 million, in-line with guidance of $160 million to $190 million. Consolidated third quarter earnings were $60.6 million, or $1.00 per share, also in-line with previously issued guidance of $0.90 to $1.20 per share.

In the quarter, the company also launched several significant initiatives to advance its strategy including:

  The launch of NOOK Color™ - the award winning first full-color touch Reader’s Tablet
  The launch of NOOK Newsstand™ – offering an extensive selection of digital newspapers and magazines, available in single copy and subscriptions in rich color
  The launch of NOOK Kids™ – the most comprehensive catalog of children’s digital books and interactive books available to be read on NOOK Color, iPad and iPhone
  The launch of an expanded Educational Toys & Games department in Barnes & Noble stores, and online at BN.com

“We’re pleased with our financial results this quarter, but just as importantly, the third quarter was another big quarter for the Company from the standpoint of key strategic progress that positions us well for the future,” said William Lynch, chief executive officer of Barnes & Noble, Inc. “In the digital area, our eContent business continues to scale quickly such that we now sell twice as many ebooks as we do physical books at BN.com. NOOK Color, launched in the third quarter, was named the best dedicated eReader by the Associated Press. We’re very encouraged by the sell-through of that break-through device, as well as the newly launched NOOK Newsstand subscription service and NOOK Kids children’s digital library. At retail, our enhanced Educational Toys & Games experience drove 47% comparable growth in the stores, and gives families yet another reason to feel good about shopping at Barnes & Noble.”

GUIDANCE

Due to a competitor’s recent announcement that their company has filed for Chapter 11 bankruptcy protection and the potential short-term impact that their announced store closures may have in the marketplace, the company has decided not to issue sales or earnings guidance for the balance of fiscal 2011.

Additionally, the company’s Board of Directors has decided to suspend its quarterly dividend payment of $0.25 per share. This will provide the company the financial flexibility to continue investing into its high growth digital strategies, while simultaneously allowing the company to take advantage of any other market opportunities that may present themselves.

CONFERENCE CALL

A conference call with Barnes & Noble, Inc.’s senior management will be webcast beginning at 10:00 A.M. ET on Tuesday, February 22, 2011, and is accessible at www.barnesandnobleinc.com/webcasts.

Barnes & Noble, Inc. will report full-year fiscal 2011 results on or about June 21, 2011.

ABOUT BARNES & NOBLE, INC.

Barnes & Noble, Inc. (NYSE:BKS), the world's largest bookseller and a Fortune 500 company, operates 705 bookstores in 50 states. Barnes & Noble College Booksellers, LLC, a wholly-owned subsidiary of Barnes & Noble, also operates 636 college bookstores serving nearly 4 million students and faculty members at colleges and universities across the United States. Barnes & Noble is the nation's top bookseller brand for the seventh year in a row, as determined by a combination of the brand's performance on familiarity, quality, and purchase intent; the top bookseller in quality for the second year in a row and the number two retailer in trust, according to the EquiTrend® Brand Study by Harris Interactive®. Barnes & Noble conducts its online business through Barnes & Noble.com (www.bn.com), one of the Web's largest e-commerce sites, which also features more than two million titles in its NOOK Bookstore™ (www.bn.com/ebooks). Through Barnes & Noble’s NOOK™ eReading product offering, customers can buy and read eBooks on the widest range of platforms, including NOOK eBook Readers, devices from partner companies, and hundreds of the most popular mobile and computing devices using free NOOK software.

General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company's corporate website: www.barnesandnobleinc.com.

NOOK™, NOOK Color™, NOOK Books™, NOOK Newsstand™, NOOK Books en español™, VividView™, NOOK Friends™, AliveTouch™, LendMe™, ArticleView™, Daily Shelf™, NOOK Kids™, NOOK Study™, NOOK Developer™, ReadAloud™, NOOK Book Personal Shopping™, Read In Store™, More In Store™, Free Friday™, PubIt! ™, Lifetime Library™, Read What You Love. Anywhere You Like™ and Touch the Future of Reading™ are trademarks of Barnes & Noble, Inc. Other trademarks referenced in this release are the property of their respective owners.

Follow Barnes & Noble on Twitter (www.bn.com/twitter), Facebook (http://www.facebook.com/barnesandnoble) and YouTube (http://www.youtube.com/user/bnstudio).

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements. Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble’s products, low growth or declining sales and net income due to various factors, possible disruptions in Barnes & Noble’s computer systems, telephone systems or supply chain, possible risks associated with data privacy, information security and intellectual property, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, potential effects of a bankruptcy filing by one of Barnes & Noble’s largest competitors and actions taken by that competitor during bankruptcy, including store closures, sales of inventory at discounted prices and elimination of liabilities, higher-than-anticipated store closing or relocation costs, higher interest rates, the performance of Barnes & Noble’s online, digital and other initiatives, the performance and successful integration of acquired businesses, the success of Barnes & Noble’s strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, the results or effects of any governmental review of Barnes & Noble’s stock option practices, product and component shortages, the outcome of Barnes & Noble’s evaluation of strategic alternatives, including a possible sale of Barnes & Noble, as announced on August 3, 2010, and other factors which may be outside of Barnes & Noble’s control, including those factors discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K, filed with the SEC on June 30, 2010, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)

	13 weeks ended	13 weeks ended	39 weeks ended	39 weeks ended
	January 29, 2011	January 30, 2010	January 29, 2011	January 30, 2010

Sales	$2,325,199	$2,174,542	$5,627,346	$4,491,118
Cost of sales and occupancy	1,711,527	1,558,871	4,211,854	3,177,403
Gross profit	613,672	615,671	1,415,492	1,313,715
Selling and administrative expenses	443,491	411,443	1,229,669	1,024,238
Depreciation and amortization	57,010	57,068	170,691	151,091
Pre-opening expenses	40	399	93	3,381
Operating income	113,131	146,761	15,039	135,005
Interest expense, net	13,639	13,849	39,693	18,097
Income (loss) before taxes	99,492	132,912	(24,654)	116,908
Income taxes	38,909	52,523	(10,114)	48,212
Net income (loss)	60,583	80,389	(14,540)	68,696
Net loss attributable to noncontrolling interests	-	14	37	18
Net income (loss) attributable to Barnes & Noble, Inc.	$60,583	$80,403	$(14,503)	$68,714

Basic earnings (loss) per common share:
Earnings (loss) attributable to Barnes & Noble, Inc.	$1.01	$1.40	$(0.26)	$1.20

Diluted earnings (loss) per common share:
Earnings (loss) attributable to Barnes & Noble, Inc.	$1.00	$1.38	$(0.26)	$1.18

Weighted average common shares outstanding
Basic	56,894	55,365	56,457	55,260
Diluted	57,036	56,003	56,457	56,074

Dividends declared per common share	$-	$0.25	$0.50	$0.75

Percentage of sales:
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales and occupancy	73.6%	71.7%	74.8%	70.7%
Gross profit	26.4%	28.3%	25.2%	29.3%
Selling and administrative expenses	19.1%	18.9%	21.9%	22.8%
Depreciation and amortization	2.5%	2.6%	3.0%	3.4%
Pre-opening expenses	0.0%	0.0%	0.0%	0.1%
Operating income	4.9%	6.7%	0.3%	3.0%
Interest expense, net	0.6%	0.6%	0.7%	0.4%
Income (loss) before taxes	4.3%	6.1%	-0.4%	2.6%
Income taxes	1.7%	2.4%	-0.2%	1.1%
Net income (loss)	2.6%	3.7%	-0.3%	1.5%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)

	January 29, 2011	January 30, 2010	May 1, 2010

ASSETS
Current assets:
Cash and cash equivalents	$26,477	40,178	60,965
Receivables, net	356,546	246,592	106,576
Merchandise inventories	1,615,874	1,518,414	1,370,111
Prepaid expenses and other current assets	118,486	90,554	181,825
Total current assets	2,117,383	1,895,738	1,719,477

Property and equipment:
Land and land improvements	8,617	8,617	8,618
Buildings and leasehold improvements	1,206,172	1,202,702	1,212,567
Fixtures and equipment	1,648,244	1,584,456	1,594,048
	2,863,033	2,795,775	2,815,233
Less accumulated depreciation and amortization	2,130,662	1,977,781	2,003,199
Net property and equipment	732,371	817,994	812,034

Goodwill	525,220	522,702	528,541
Intangible assets, net	570,110	584,713	580,962
Other noncurrent assets	51,536	65,094	64,672
Total assets	$3,996,620	3,886,241	3,705,686

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,244,363	1,184,915	868,976
Accrued liabilities	790,215	859,169	755,432
Short-term note payable	-	100,000	100,000
Total current liabilities	2,034,578	2,144,084	1,724,408

Long-term debt	304,400	-	260,400
Deferred taxes	310,268	274,728	311,607
Other long-term liabilities	473,378	516,914	505,903

Shareholders' equity:
Common stock; $.001 par value; 300,000 shares
authorized; 90,274, 88,631 and 88,993
shares issued, respectively	90	89	89
Additional paid-in capital	1,319,004	1,284,189	1,286,215
Accumulated other comprehensive loss	(13,212)	(12,015)	(13,212)
Retained earnings	621,796	727,516	681,082
Treasury stock, at cost, 33,363, 33,215
and 33,285 shares, respectively	(1,053,682)	(1,050,828)	(1,052,356)
Total Barnes & Noble, Inc. shareholders' equity	873,996	948,951	901,818
Noncontrolling interest	-	1,564	1,550
Total shareholders' equity	873,996	950,515	903,368
Commitments and contingencies	-	-	-
Total liabilities and shareholders' equity	$3,996,620	3,886,241	3,705,686

BARNES & NOBLE, INC. AND SUBSIDIARIES
Segment Information
($ In thousands)

	13 weeks ended	13 weeks ended	39 weeks ended	39 weeks ended
	January 29, 2011	January 30, 2010	January 29, 2011	January 30, 2010

Sales
Barnes & Noble Retail	$1,464,457	1,399,061	$3,421,519	3,427,880
Barnes & Noble College	541,312	565,955	1,564,982	631,209
Barnes & Noble.com	319,430	209,526	640,845	432,029
Total	$2,325,199	2,174,542	$5,627,346	4,491,118

Gross Profit
Barnes & Noble Retail	$471,351	483,333	$1,036,735	1,125,183
Barnes & Noble College	112,111	116,570	331,958	131,239
Barnes & Noble.com	30,210	15,768	46,799	57,293
Total	$613,672	615,671	$1,415,492	1,313,715

Selling and Administrative Expenses
Barnes & Noble Retail	$293,763	296,863	$832,379	827,361
Barnes & Noble College	69,054	67,330	203,082	88,271
Barnes & Noble.com	80,674	47,250	194,208	108,606
Total	$443,491	411,443	$1,229,669	1,024,238

EBITDA
Barnes & Noble Retail	$177,592	186,095	$204,378	294,482
Barnes & Noble College	43,013	49,217	128,761	42,927
Barnes & Noble.com	(50,464)	(31,483)	(147,409)	(51,313)
Total	$170,141	203,829	$185,730	286,096

Net Income (Loss)
EBITDA	$170,141	203,829	$185,730	286,096
Depreciation and Amortization	(57,010)	(57,068)	(170,691)	(151,091)
Interest Expense, net	(13,639)	(13,849)	(39,693)	(18,097)
Income Taxes	(38,909)	(52,523)	10,114	(48,212)
Total	$60,583	80,389	$(14,540)	68,696

Percentage of sales:

Gross Margin
Barnes & Noble Retail	32.2%	34.5%	30.3%	32.8%
Barnes & Noble College	20.7%	20.6%	21.2%	20.8%
Barnes & Noble.com	9.5%	7.5%	7.3%	13.3%
Total	26.4%	28.3%	25.2%	29.3%

Selling and Administrative Expenses
Barnes & Noble Retail	20.1%	21.2%	24.3%	24.1%
Barnes & Noble College	12.8%	11.9%	13.0%	14.0%
Barnes & Noble.com	25.3%	22.6%	30.3%	25.1%
Total	19.1%	18.9%	21.9%	22.8%

CONTACT:
Media:
Barnes & Noble, Inc.
Mary Ellen Keating, 212-633-3323
Senior Vice President
Corporate Communications
mkeating@bn.com
or
Investors:
Barnes & Noble, Inc.
Joseph J. Lombardi, 212-633-3215
Chief Financial Officer
jlombardi@bn.com
or
Barnes & Noble, Inc.
Andy Milevoj, 212-633-3489
Director of Investor Relations
amilevoj@bn.com